UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, the Board of Directors adopted the Cardica, Inc. Inducement Plan pursuant to which Cardica reserved 400,000 shares for issuance under the Inducement Plan. The only persons eligible to receive grants of Stock Awards under Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1 – that is, generally, a person not previously an employee or director of Cardica, or following a bona fide period of non-employment, as an inducement material to the individual's entering into employment with the Company. A “Stock Award” is any right to receive Cardica common stock granted under the Plan, including a nonstatutory stock option, a restricted stock award, a restricted stock unit award, a stock appreciation right, or any other stock award.

On May 20, 2015, Gregory Paul Watson, Cardica’s new vice president of operations, was granted a stock option to purchase 400,000 shares of Cardica common stock pursuant to the Inducement Plan.

The description above of the terms of the Inducement Plan is not complete, and reference is made to the Inducement Plan filed as Exhibit 10.1 hereto for a full description of the terms of the Inducement Plan.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cardica, Inc. Inducement Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)

Date: May 21, 2015	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cardica, Inc. Inducement Plan